CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us as the independent registered public accounting firm for AMG GW&K Small Cap Growth Fund in this Registration Statement on Form N-1A under the headings “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 26, 2015